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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-53529 of Genovese Drug Stores, Inc. on Form S-8 of our report dated June 24, 1998 appearing in the Annual Report on Form 11-K of the Genovese Retirement and Savings Plan for the year ended December 31, 1997.




New York, New York
June 25, 1998